Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2017 relating to the financial statements, which appears in Nabriva Therapeutics plc’s (formerly known as Nabriva Therapeutics AG) Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PwC Wirtschaftsprüfung GmbH

Vienna, Austria

March 16, 2018

/s/ Alexandra Rester
Alexandra Rester
Austrian Certified Public Accountant